UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

InnerScope Hearing Technologies, Inc.
(Name of Registrant As Specified In Charter)

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InnerScope Hearing Technologies, Inc.

2151 Professional Drive Second Floor

Roseville, CA 95661

July 6, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of InnerScope Hearing Technologies, Inc., a Nevada corporation (the “Company”), as of the close of business on June 8, 2018 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of Chapter 78 of the Nevada Revised Statutes (the “NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions recommended by our Board of Directors (the “Board”) and approved by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent adopted a resolution approving the following action:

•	Increasing the number of authorized shares of the Company’s Common Stock from two hundred twenty- five million (225,000,000) shares to four hundred ninety million (490,000,000) shares (the “Authorized Share Increase”).

No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Authorized Share Increase. The Written Consent is the only shareholder approval required to effect the Authorized Share Increase under the NRS, our Articles of Incorporation, as amended, or our Bylaws. The Authorized Share Increase, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about July 6, 2018.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Matthew Moore
Matthew Moore Chief Executive Officer

InnerScope Hearing Technologies, Inc.

2151 Professional Drive Second Floor

Roseville, CA 95661

(916) 218-4100

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INFORMATION

STATEMENT

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WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of InnerScope Hearing Technologies, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following action (the “Authorized Share Increase”):

•	Increasing the number of authorized shares of the Company’s Common Stock from two hundred twenty-five million (225,000,000) to four hundred ninety million (490,000,000) shares.

On June 8, 2018 (the “Record Date”), our Board of Directors (the “Board”) approved the Authorized Share Increase and submitted the same to certain holders of our Common Stock and Series A and Series B Preferred Stock. On the same date, the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Authorized Share Increase.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Authorized Share Increase.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about July 6, 2018. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders, which hold a majority of the voting capital stock of the Company.

Common Stock

As of June 8, 2018, there were issued and outstanding 44,635,412 of Common Stock (with the holder of each share having one vote), 9,510,000 shares of Series A Preferred Stock (with the holder of each share having 2 votes) and 900,000 shares of Series B Preferred Stock (with the holder of each share having 1,000 votes). Pursuant to the NRS, at least a majority of the voting equity of the Company, or at least 481,827,707 votes (out of 963,655,412 total votes comprised of 44,635,412 Common Stock votes, 19,020,000 Series A Preferred Stock votes and 900,000,000 Series B Preferred Stock votes), is required to approve the Authorized Share Increase by written consent. The Majority Stockholders, who hold 38,040,000 shares of common stock, 9,510,000 shares of Series A Preferred Stock and 900,000 shares of Series B Preferred Stock (approximately 99% of the total voting equity of the Company), has voted in favor of the Authorized Share Increase, thereby satisfying the requirement under Section 7-107-104 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock held by the Majority Stockholders, the total number of votes that each Majority Stockholder voted in favor of the Authorized Share Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Series A Preferred Stock held	Number of Series B Preferred Stock held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Matthew Moore	12,680,000	3,170,000	300,000	319,020,000	319,020,000	33.11%
Mark Moore	12,680,000	3,170,000	300,000	319,020,000	319,020,000	33.11%
Kimberly Moore	12,680,000	3,170,000	300,000	319,020,000	319,020,000	33.11%

Total	38,040,000	9,510,000	900,000	957,060,000	957,060,000	99.33%

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(1)	Based on 44,635,412 shares of Common Stock, 9,510,000 shares of Series A Preferred Stock and 900,000 shares of super-voting Series B Preferred Stock considered issued and outstanding as of June 8, 2018.

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file Certificate(s) of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Nevada. We intend to file the Amendments with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and the Majority Stockholders of the Company have approved the filing of an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from two hundred twenty-five million (225,000,000) shares to four hundred ninety million (490,000,000) shares. The Board of Directors believes the Authorized Share Increase is necessary and advisable in order to maintain the Company’s financing and capital-raising ability.

The purpose of the increase in authorized Common Stock is to increase the number of shares of our Common Stock available for issuance to investors who provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine are in the best interests of the Company.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders but may have a dilutive effect on our existing stockholders if additional shares are issued. This increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Authorized Share Increase be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding. Any additional Common Stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of Common Stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Preferred Stock as of June 8, 2018, of (i) each person known to us to beneficially own more than 5% of any class of our securities, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of June 8, 2018, there were a total of 44,635,412 shares of Common Stock considered issued and outstanding, 9,510,000 shares of Series A Preferred Stock considered issued and outstanding, and 900,000 shares of Series B Preferred Stock considered issued and outstanding. Each share of Common Stock has one vote, each share of Series A Preferred Stock has 2 votes; and each share of Series B Preferred Stock has the equivalent of 1,000 votes of Common Stock. The column titled “Percent of Class” shows the percentage of the class of voting stock beneficially owned by each identified party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of June 8, 2018, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table below has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below, unless otherwise specified is in care of the Company at 9151 Professional Drive, Second Floor, Roseville, California, 95661.

Title of Class	Name & Address of Beneficial Owners	Amount & Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Matthew Moore	12,680,000	28.4%
Common Stock	Mark Moore	12,680,000	28.4%
Common Stock	Kimberly Moore	12,680,000	28.4%
Common Stock	All Officers and Directors as a Group	38,040,000	85.2%
Series A Preferred Stock	Matthew Moore	3,170,000	33.3%
Series A Preferred Stock	Mark Moore	3,170,000	33.3%
Series A Preferred Stock	Kimberly Moore	3,170,000	33.3%
Series A Preferred Stock	All Officers and Directors as a Group	9,510,00	100.0%
Series B Preferred Stock	Matthew Moore	300,000	33.3%
Series B Preferred Stock	Mark Moore	300,000	33.3%
Series B Preferred Stock	Kimberly Moore	300,000	33.3%
Series B Preferred Stock	All Officers and Directors as a Group	900,000	100.0%

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1.	As of June 8, 2018, a total of 44,635,412 shares of the Company's Common Stock, 9,510,000 shares of the Company’s Series A Preferred Stock and 900,000 shares of the Company's Series B Preferred Stock, are considered to be outstanding pursuant to Securities Exchange Act Rule 13d-3(d)(1). For each beneficial owner identified above, any warrants exercisable within 60 days have been included for purposes of calculating the relevant percentage for that beneficial owner (but not included for purposes of calculating the relevant percentages for other beneficial owners as required by Rule 13d-3(d)(1)(i)).

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

(3)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

You may request a copy of these filings, at no cost, by writing InnerScope Hearing Technologies, Inc., 2151 Professional Drive, Second Floor, Roseville, California, 95661, or telephoning the Company at (916) 218-4100. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 2151 Professional Drive, Second Floor, Roseville, CA 95661, or telephoning the Company at (916) 218-4100.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Matthew Moore

Matthew Moore, Chief Executive Officer

Dated: July 6, 2018